Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in

(i)	the Registration Statement on Form S-1 (No. 333-252089) and related Prospectus of XL Fleet Corp. and

(ii)	the Registration Statement on Form S-8 (No. 333-261393) and related Prospectus of XL Fleet Corp.

of our audit report dated November 21, 2022, with respect to the combined consolidated financial statements of Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC, Spruce Holding Company 3, LLC and Spruce Manager, LLC as of and for the years ended December 31, 2021 and 2020 included in this Form 8-K/A.

/s/ CohnReznick LLP

San Diego, CA

November 21, 2022